Exhibit 3.102

FIRST AMENDMENT TO THE

BYLAWS

OF

RURAL/METRO CORPORATION OF FLORIDA

The following amendment to the Bylaws was duly adopted by the Board of Directors of the Corporation as of March 31, 1995:

NOW, THEREFORE, BE IT RESOLVED, that the first sentence of Article I, Section 1, of the Bylaws of the Corporation be, and it hereby is, deleted in its entirety and the following language substituted therefor:

The Board of Directors may determine the place, date and time of the annual meetings of the shareholders, but if no such place, date and time is fixed, the meeting for any calendar year shall be held at the principal office of the Corporation at 10:00 a.m. on the first day of April of each year. If that day is a legal holiday, the meeting shall be held on the next succeeding day which is not a legal holiday. At that meeting the shareholders entitled to vote shall elect directors and transact such business as may properly be brought before the meeting.

RESOLVED, that Article II, Section 1, of the Bylaws of the Corporation be, and it hereby is, deleted in its entirety and the following language substituted therefor:

Section 1. Number. The Board of Directors of this corporation shall be any number not less than one (1), fixed from time to time by resolution of the shareholders.

RESOLVED, that Article IV, Section 2, of the Bylaws of the Corporation be, and it hereby is, deleted in its entirety and the following language substituted therefor:

Section 2. Fiscal Year. The fiscal year of this corporation shall be such date as determined from time to time by resolution of the Board of Directors.

BY-LAWS

OF

HERNDON AMBULANCE SERVICE, INC.

ARTICLE I

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of HERNDON AMBULANCE SERVICE, INC. shall be held at the principal office of the corporation in Orlando, Florida, on the first Tuesday in July each year. Notice of such meetings shall be in writing and signed by the President, or Vice President, or Secretary of the corporation. Such notice shall state the purpose or purposes for which the meeting is called, and the time when and place where it is to be held. A copy of such notice shall be served upon or mailed to each stockholder of record entitled to vote at such meeting, not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his home address as it appears on the records of the corporation. Notice duly served or mailed to a stockholder, in accordance with the provisions of this section, shall be deemed sufficient, and in the event of a transfer of his stock after such service and prior to the holding of the meeting, it shall not be necessary to serve notice of the meeting upon the transferee. Whenever stockholders who hold two-thirds (2/3) of the voting stock having the right and entitled to vote at any meeting shall be present at such meeting, however called or notified, and shall sign a written consent thereto on the record of the meeting, the acts of such meeting shall be as valid as if legally called and notified.

Section 2. Special Meetings. Special meetings of the stockholders may be called by resolution of the Board of Directors, or by a call signed by the stockholders holding a majority of the outstanding stock of the corporation, or by a call of the President of the corporation, and shall be held at the principal office of the corporation in Orlando, Florida. Notice of such special meetings shall be in writing and shall state the purpose or purposes for which the meeting is called and the time when it is to be held. A copy of such notice shall be served upon or mailed to each stockholder of record entitled to vote at such meeting not less than five days nor more than fifteen days before such special meeting; provided, however, that such special meeting may be held at any time or place, regardless of notice, whenever the stockholders who hold two-thirds (2/3) of the voting stock having the right and entitled to vote at any meeting shall be present at such meeting, however called or notified, and shall sign a written consent thereto on the record of the meeting.

Section 3. Quorum. A quorum at any meeting of the stockholders shall be stockholders of record who hold at least a majority of the outstanding stock of the corporation, not including treasury stock.

ARTICLE II

DIRECTORS

Section 1. Number. The directors shall be three in number and need not be stockholders of record.

Section 2. Powers. The directors shall have the general management and control of the business and affairs of the corporation, and shall exercise all the powers that may be exercised or performed by the corporation under the statutes, the Certificate of Incorporation and the By-Laws.

Section 3. Regular Meetings. Regular meetings of the Board of Directors of the corporation shall be held immediately following the adjournment of the annual meeting of stockholders. No notice shall be required of any regular meeting of the Board of Directors.

Section 4. Special Meetings. Special meetings of the Board of Directors may be held at the principal office of the corporation in Orlando, Florida, at any time upon the call of the President, the Vice President, the Secretary or Treasurer, upon written notice thereof. Such notice shall state the purpose or purposes for which the special meeting is called and the time when it is to be held. A copy of such notice shall be served upon or mailed to each director at his address as the same appears upon the records of the corporation not less than four nor more than ten days before such meeting; provided, however, that such special meeting may be held at any time and place, regardless of notice, when a majority of the directors are present and sign a waiver of notice and consent to such meeting.

Section 5. Chairman. The Board of Directors shall elect its own Chairman, who may or may not be the President of the corporation, and the Secretary of the Board of Directors shall be the Secretary of the corporation.

Section 6. Quorum. A quorum at any meeting of Directors shall be a majority of the duly elected and qualified Directors of the corporation.

ARTICLE III

OFFICERS

Section 1. Officers Designated. The officers of this corporation shall be a President, a Vice President, a Secretary and a Treasurer. Any person may hold two or more offices, except the President shall not also be the Secretary or an Assistant Secretary of the corporation. All of the said officers shall be elected from the Board of Directors of the corporation. These officers shall be elected and hold office for the term of one year, and until their respective successors are duly elected and qualify.

Section 2. Duties of President. The President shall preside at all meetings of the stockholders and shall have general charge of and control over the affairs of the corporation, subject to the Board of Directors.

Section 3. Duties of Vice President. The Vice President shall perform such duties as may be assigned to him by the Board of Directors. In case of the death, disability or absence of the President, he shall perform and be vested with all of the duties of the President.

Section 4. Duties of Secretary. The Secretary shall countersign all certificates of stock of the corporation. He shall keep a record of the minutes of the proceedings of meeting of stockholders and of Directors, and shall give notice as required by these By-Laws of all meetings. He shall have custody and charge of all books, papers and records of the corporation except such as, by resolution, may be given to the President of the corporation. The books of the corporation, including the stock book containing the names alphabetically arranged with addresses of each stockholder, showing the number of shares of stock by each stockholder held, shall be kept at the office of the corporation in Orlando, Florida, and shall be available for inspection by any of the stockholders, directors or officers of the corporation, and any such person inspecting said books shall be entitled to make extracts therefrom.

Section 5. Duties of Treasurer. The Treasurer shall keep accounts of all money of the corporation received or disbursed, and shall deposit all money and valuables in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate.

ARTICLE IV

MISCELLANEOUS

Section 1. Vacancies in Office. In case of the death, disability, resignation, or otherwise, of one or more of the officers or directors, the remaining directors, although less than a quorum, shall fill the vacancy or vacancies so created for the unexpired term or terms.

Section 2. Fiscal Year. The fiscal year for this corporation shall be from and including January 1 of each year to and including each succeeding December 31. As promptly as reasonably possible after the end of each fiscal year, the books of account with respect to this corporation, which shall be kept in the office of the corporation, shall be inspected by a firm of accountants unanimously agreed upon by the Directors. Upon the completion of said inspection, each of the stockholders shall be furnished a copy of any report of said accountants showing the receipts and expenditures for the preceding year and the then financial status of the corporation.

Section 3. Amendments. These By-Laws may be amended, repealed, or altered, in whole or in part, at any regular meeting of the stockholders or at any special meeting called for such purpose, upon the unanimous vote of stockholders who hold two-thirds (2/3) of the voting stock and have the right and are entitled to vote at such meeting.

Section 4. Lost Stock Certificates. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except on satisfactory proof to the Board of Directors of such loss or destruction and upon the giving of satisfactory security, by bond or otherwise, against loss to the corporation. Any such new certificate shall be plainly marked “duplicate” upon its face.